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                                                                    EXHIBIT 23.9


                 CONSENT OF THE ROBINSON-HUMPHREY COMPANY, LLC


         We hereby consent to the inclusion of our opinion letter to the Board of Directors of Telemate.Net Software, Inc. (the "Company") as an Appendix to the Joint Proxy Statement/Prospectus relating to the Merger Consideration of the proposed transaction with Verso Technologies, Inc. ("Verso") and the Company contained in the Registration Statement on Form S-4 of Verso filed with the Securities and Exchange Commission, and to the references to our firm and such opinion in such Joint Proxy Statement/Prospectus.


                                        THE ROBINSON-HUMPHREY COMPANY, LLC

                                        /s/ The Robinson-Humphrey Company, LLC

June 1, 2001
Atlanta, Georgia